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                                                                    EXHIBIT 10.1


                    EQUITY PROGRAM FOR NON-EMPLOYEE DIRECTORS

                                    UNDER THE

           AT&T WIRELESS SERVICES, INC. 2001 LONG TERM INCENTIVE PLAN

                  (AS AMENDED AND RESTATED AS OF MAY 19, 2004)

      The following provisions set forth the terms of the equity program (the "Program") for Non-Employee Directors of AT&T Wireless Services, Inc. (the "Company") under the Company's 2001 Long Term Incentive Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

SECTION 1. ELIGIBILITY

      Each Non-Employee Director shall be eligible to receive Awards under the Program, subject to the terms and conditions below and of the Plan.

SECTION 2. STOCK OPTIONS

      (a) SPLIT-OFF, INITIAL AND ANNUAL OPTION GRANTS

            (i) SPLIT-OFF OPTION GRANTS. Effective as of the date of the first Board of Directors meeting following consummation of the split off of the AT&T Wireless Group from AT&T Corp. (the "Split-Off"), each Non-Employee Director shall automatically be granted (1) a Nonstatutory Stock Option with a Black-Scholes valuation of $42,000 and (2) a Nonstatutory Stock Option to purchase 30,000 Shares, such Option for 30,000 Shares to vest one-third after each year from the date of grant (collectively, the "Split-Off Option Grants").

            (ii) INITIAL GRANTS. Each Non-Employee Director who is first elected or appointed to the Board after the first Board of Directors meeting following the Split-Off on a date other than the date of an annual stockholders meeting shall automatically be granted as of the date of such initial election or appointment a Nonstatutory Stock Option with a Black-Scholes valuation of $42,000 (the "Initial Grant").

            (iii) ANNUAL GRANTS. Commencing with the 2005 annual stockholders meeting and immediately following each year's annual meeting thereafter, each Non-Employee Director shall automatically be granted a Nonstatutory Stock Option with a Black-Scholes valuation of $40,000 (the "Annual Grant").

      (b) FRACTIONAL SHARES. Any fractional Shares resulting from the foregoing calculations shall be rounded up to the nearest whole number of Shares.

      (c) OPTION PRICE. The exercise price of an Option shall be the Fair Market Value of the Shares on the applicable date of grant. For purposes of the Program, "Fair Market Value"


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shall mean as to a particular day the mean of the high and low per share trading prices on the New York Stock Exchange for the Shares as reported for such day.
If there is no such reported price for the Shares for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

      (d) OPTION PERIOD. Each Option shall expire ten years from the date of grant thereof (the "Option Expiration Date"), but, subject to the terms herein, may be subject to earlier termination in the event a Non-Employee Director's services on the Board terminate prior to expiration of the Option.

      (e) VESTING AND EXERCISABILITY. Except as provided in Sections 2(a)(i)(2), 2(f) and 5, each Option shall become fully vested and exercisable immediately after the first annual meeting of stockholders following the date of grant.

      (f) OPTION TERMINATION PROVISIONS. Except as otherwise described below, the unvested portion of an Option shall terminate automatically and without further notice immediately upon termination of services as a Non-Employee Director. The vested portion of an Option shall remain exercisable until the earlier of one year after the date of ceasing status as a Non-Employee Director and the Option Expiration Date.

      Notwithstanding the foregoing, an Option shall be subject to the following terms in the event a Non-Employee Director ceases status as a director for the following reasons, provided, however, that in no event may such Option be exercised after the Option Expiration Date:

            (1) Retirement or Disability. Upon termination of services as a Non-Employee Director due to retirement or disability, an Option shall become immediately vested and shall remain exercisable until the Option Expiration Date. For purposes of the Program, "retirement" shall mean any termination of service for reasons other than disability or death that occurs on or after the fifth anniversary of a Non-Employee Director's continuous service on the Board and "disability" shall have the meaning given to the term "total and permanent disability" by Section 22(e)(3) of the Code or any successor provision thereto.

            (2) Death. Upon termination of services as a Non-Employee Director due to death, or if a director dies while an Option is otherwise exercisable, an Option shall become immediately vested and shall remain exercisable until the Option Expiration Date.

      (g) METHOD OF EXERCISE. An Option shall be exercised by giving the required notice to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part, in any combination of (a) cash or check, (b) Shares already owned by the Non-Employee Director for at least six months (or any shorter period sufficient to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the exercise date equal to the total option price or (c) so long as the Shares are registered under the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulation of the Federal Reserve Board.


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SECTION 3.  RESTRICTED STOCK

      (a) GRANT OF RESTRICTED STOCK. Shares of restricted stock shall automatically be granted to each Non-Employee Director immediately following each year's annual stockholder's meeting.. Each Non-Employee Director shall automatically receive that number of Shares of restricted stock calculated by dividing $50,000 by the Fair Market Value of one Share on the date the corresponding Option is granted.

      (b) VESTING OF RESTRICTED STOCK. The Shares of restricted stock issued pursuant to Section 3(a) shall vest one-third on the first annual meeting of stockholders following the date of grant, one-third on the second annual meeting of stockholders following the date of grant, and one-third on the third annual meeting of stockholders following the date of grant; provided, however, that all unvested shares of such restricted stock shall immediately vest on the date the Non-Employee Director terminates services as a director due to retirement, disability, death or a Change in Control. For purposes of the foregoing, the terms "retirement" and "disability" shall have the meanings given to them in
Section 2(f). Shares of restricted stock shall be forfeited and cancelled in the event a Non-Employee Director's services terminate prior to the time such Shares are vested.

SECTION 4. ELECTIONS WITH RESPECT TO DIRECTORS FEES

      Each Non-Employee Director shall have the right to elect to reduce all or a portion of the cash compensation otherwise payable for services to be rendered by him or her as a Non-Employee Director by a specified dollar amount or percentage and to receive in lieu thereof a whole number of Shares equal in value to the amount of the reduction divided by the Fair Market Value of one Share on the date the cash payment would otherwise be paid. Any fractional Shares resulting from the foregoing calculations shall be payable in cash.

SECTION 5. CHANGE IN CONTROL

      In the event of a Change in Control:

      (a) any Options held by Non-Employee Directors that are not then vested and exercisable shall become fully vested and exercisable immediately prior to the Change in Control, subject to consummation of the Change in Control and irregardless of whether such Options are assumed or substituted for by a successor company in a Change in Control. In the event such Options are assumed or substituted for by a successor company in a Change in Control, such Options shall remain exercisable until the Option Expiration Date. If Options are not assumed or substituted for by a successor company in a Change in Control, such Options shall terminate and no longer be exercisable to the extent they are not exercised prior to consummation of the Change in Control; and

      (b) the restrictions applicable to any Shares of restricted stock shall lapse, and such Shares of restricted stock shall become fully vested and no longer subject to forfeiture.


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SECTION 6. AMENDMENTS AND TERMINATION

      The Board may amend, alter, suspend, discontinue or terminate the Program or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall, without the consent of the Non-Employee Director, impair or diminish any rights of a Non-Employee Director under an Award.

      Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Non-Employee Directors, shall continue to govern the terms and conditions of Options or Shares of restricted stock granted to such Non-Employee Directors.

SECTION 7. EFFECTIVE DATE

      The Program shall become effective on the date it is approved by the Board of Directors; provided, however, that no Awards shall be granted prior to the effective date of the Split-Off.


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